Exhibit 10.21

OMNIBUS AMENDMENT AGREEMENT

THIS OMNIBUS AMENDMENT AGREEMENT (this “Agreement”) is made as of January 20, 2010 (the “Effective Date”) by and between Motricity, Inc., a Delaware corporation (“Motricity”), and Advanced Equities, Inc., an Indiana corporation (“AEI”).

WHEREAS, Motricity and AEI are parties to various advisory and placement agreements dated December 15, 2005; June 20, 2006; July 10, 2006; October 6, 2006; February 22, 2007; and October 4, 2007 (collectively, the “Advisory Agreements”), specifying that Motricity shall cause AEI or its affiliate to be included in the underwriting syndicate for an initial public offering by Motricity; and

WHEREAS, Motricity and AEI have agreed to modify the terms of the Advisory Agreements and enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, Motricity and AEI hereby agree as follows:

1. The Advisory Agreements are amended (without any further action on the part of AEI or Motricity), so that neither AEI nor any of its affiliates will have the right to be included in the underwriting syndicate for Motricity’s initial public offering for which Goldman Sachs & Co. and/or J.P. Morgan Securities, Inc. will serve as a representative (the “Representatives”) of the underwriters (the “IPO”). Except as specifically amended by this Section 1, the Advisory Agreements shall continue in full force and effect in accordance with their terms.

2. AEI agrees to and agrees to use its commercially reasonable efforts to cause its affiliates to, execute and deliver a Lock-Up Agreement, to the Representatives, substantially in the form attached as Exhibit A hereto in favor of the Representatives including substantially similar terms to that provided under Section 2.12 of Motricity’s Amended and Restated Registration Rights Agreement, prior the commencement of the “road show” for Motricity’s initial public offering, provided that AEI and such affiliates shall have the benefit of any favorable provisions contained in lock-up agreements accepted by the Representatives executed in connection with the IPO by other holders of 10% or more of Motricity’s stock on a fully-diluted basis.

3. In connection with the IPO, AEI agrees to use its commercially reasonable efforts to cause any person or entity that purchased shares from AEI or any of its affiliates and who remains a stockholder of Motricity to execute a Lock-Up Agreement in favor of the representatives having the same terms and conditions as those Lock-Up Agreements to be executed by other stockholders of Motricity and having substantially similar terms to that provided under Section 2.12 of Motricity’s Amended and Restated Registration Rights Agreement.

4. AEI hereby agrees to cooperate with the underwriters of the IPO in their preparation of, and responses in connection with, a filing with the Financial Industry Regulatory Authority (“FINRA”) or any successor thereto, including, without limitation, by providing any information requested by FINRA in connection with such filing.

5. Each of Motricity and AEI agrees that the other party would suffer irreparable harm from a breach by Motricity or AEI (as the case may be), or any of their respective representatives, of any of the covenants or agreements contained in this Agreement. In the event of an alleged or threatened breach by Motricity or AEI (as the case may be), or any of their respective representatives, of any of the provisions of this Agreement, the other party or its successors or assigns may, in addition to all other rights and remedies existing in its favor, whether at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

6. Each of Motricity and AEI hereby represents and warrants to the other that it has full power and authority to enter into this Agreement and that this Agreement has been duly authorized by all requisite corporate action. AEI further represents to Motricity that (a) AEI controls all of its affiliates that own any Motricity Shares (except persons or entities that are affiliates of AEI solely by virtue of common directorships); (b) AEI has full power and authority, and has been duly authorized to, bind all of such affiliates to those provisions of this Agreement as are applicable to such affiliates; and (c) such provisions are binding upon and enforceable against such affiliates as if they were parties to and had duly executed this Agreement..

7. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties at the following addresses: if to AEI, David E. Schmidt, Esq. Executive Vice President & Special Counsel — Investment Banking, Advanced Equities, Inc., 311 S. Wacker Drive, Suite 1650, Chicago, Illinois 60606, Phone: (312) 377-4980, Fax: (312) 377-5315 (with a copy to Cezar M. Froelich at Shefsky & Froelich, 111 East Wacker, Suite 2800, Chicago, Illinois 60601, (312) 527.4000 (tel), (312) 527.4011 (fax); if to Motricity, Richard Leigh, Motricity, Inc., 601, 108th Avenue, Norheast, Suite 900, Bellevue, WA 98004, (425) 638-8436 (tel); (425) 957-6225 (fax) (with a copy to Mark Director at Kirkland & Ellis LLP, 655 15th Street, NW, Washington, DC 20005, 202-879-5151 (tel) and 202-879-5200 (fax)), or, in each case, to such other address as shall have been specified in a written notice previously provided in accordance with this Section 9].

8. This Agreement (a) contains the complete and entire understanding and agreement of AEI and Motricity with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of AEI in connection with the subject matter hereof. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of Motricity or AEI in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Motricity or AEI of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

9. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

10. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either party without the prior written consent of the other.

11. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

12. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may only be brought in the United States District Court for the District of Delaware or any Delaware State court sitting in Kent County, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13. This Agreement (including, without limitation, the amendment to the Advisory Agreements provided in paragraph 1 hereof) shall lapse and become null and void upon occurrence of any of the following: (i) upon written notice from Motricity to the Representatives that Motricity does not intend to proceed with the IPO, (ii) if the Underwriting Agreement by and among Motricity, the Representatives and any Motricity selling stockholders relating to the IPO (the “Underwriting Agreement”) is not executed by the parties thereto prior to September 30, 2010, or (iii) if the initial closing for the sale of the securities offered in the IPO, as provided in the Underwriting Agreement shall not have occurred on or before October 12, 2010.

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IN WITNESS WHEREOF, each of Motricity and AEI has caused this Agreement to be duly executed and delivered on the date and year first above written.

MOTRICITY, INC.

By:	/s/ Ryan K. Wuerch
Its:	Chairman & CEO

ADVANCED EQUITIES, INC.

By:	/s/ Keith Daubenspeck
Its:	Authorized Signatory

Exhibit A

Motricity, Inc.

Lock-Up Agreement

[Date]

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Re: Motricity, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives of the Underwriters described below (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Motricity, Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company named in Schedule II to such agreement, providing for a initial public offering (the “Offering”) of the Common Stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of (i) any shares of Common Stock of the Company, or (ii) any options or warrants to purchase any shares of Common Stock of the Company, or (iii) any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) (“Beneficial Ownership”) (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the date of the final prospectus used to sell the Shares pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company publicly releases earnings results or announces material news or a material event relating to the Company, or (2) prior to the expiration of the Lock-Up Period, the Company publicly announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph (in accordance with the notice provisions of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

Notwithstanding the foregoing restrictions, the undersigned may sell, transfer or otherwise dispose of the Undersigned’s Shares (i) as part of the Offering, provided that the undersigned has agreed, in writing, to be bound in writing by the Underwriting Agreement as a “selling stockholder”; (ii) as a bona fide gift or gifts or pursuant to a will or under the laws of intestacy, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (iv) to members, limited partners or stockholders of the undersigned, provided that any such transfer shall not involve a disposition for value, or (v) with the prior written consent of the Representatives; provided that in the case of any transfer pursuant to clauses (ii), (iii) or (iv) hereof, each transferee shall agree to be bound in writing by the restrictions set forth herein. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.

Furthermore, the restrictions set forth herein shall not apply to (i) any shares acquired from the Representatives as part of the Offering in connection with any directed share program or (ii) transactions relating to shares or other securities of the Company acquired by the undersigned in open market transactions after completion of the Offering, in each case where the undersigned is acting solely as a custodian, and/or broker dealer on behalf of third parties and doesn’t have Beneficial Ownership in such shares.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns; provided, however, that this Lock Up Agreement shall lapse and become null and void and be of no further effect upon occurrence of any of the following: (i) upon written notice from the Company to the Representatives that the Company does not intend to proceed with the Offering of its Shares, (ii) if the Underwriting Agreement is not executed by the parties thereto prior to September 30, 2010, or (iii) if the Underwriting Agreement has been executed prior to September 30, 2010, if the initial closing for the sale of the securities offered in the IPO, as provided in the Underwriting Agreement shall not have occurred on or before October 12, 2010.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Signature Page to Lock-Up Agreement

IN WITNESS WHEREOF, each the undersigned has caused this Agreement to be duly executed and delivered on the date and year first above written.

Advanced Equities Financial Corp.

Advanced Equities, Inc.

Advanced Equities XXV, LLC
Advanced Equities XXVI, LLC
Advanced Equities XXXV, LLC
AEI Eastern Investments I, LLC
AEI Eastern Investments II, LLC
AEI Eastern Investments III, LLC
AEI Eastern Investments IV, LLC
AEI Trilogy Fund, LLC
AEI 2006 Venture Investments I, LLC
AEI 2006 Venture Investments II, LLC
AEI 2006 Venture Investments III, LLC
AEI 2006 Venture Investments IV, LLC
Advanced Equities Triangle Acquisition I, LLC
Advanced Equities Triangle Acquisition II, LLC
AEI 2007 Venture Investments III, LLC
AEI 2007 Venture Investments IV, LLC
AEI Silicon Valley Fund II, LLC

By:
Keith Daubenspeck

Its:	Authorized Signatory, on behalf of each of them